Exhibit 99.7

BRANCH LOBBY POSTER

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OUR OFFERING EXPIRES DECEMBER 4, 2013.

We are conducting an offering of depositary shares.

UP TO 1,000,000 DEPOSITARY SHARES, EACH REPRESENTING A 1/40TH

OWNERSHIP INTEREST IN A 6.50% NONCUMULATIVE REDEEMABLE

CONVERTIBLE PERPETUAL PREFERRED SHARE, SERIES B, OF FIRST CITIZENS

BANC CORP

$25.00 Per Depositary Share

OFFERING EXPIRES AT 12:00 NOON, EASTERN TIME, ON DECEMBER 4, 2013

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If you have questions about the offering,

call our offering information center, toll-free, at 1-(877) 860-2070,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

The information center is closed on weekends and bank holidays.

An investment in the depositary shares is subject to investment risks, including possible loss of the principal invested. This is not an offer to sell or a solicitation of an offer to buy the depositary shares. The offer is made only by the prospectus. The depositary shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Community Meeting Newspaper Advertisement

Holding Company for The Citizens Banking Company

UP TO 1,000,000 DEPOSITARY SHARES, EACH REPRESENTING A 1/40TH

OWNERSHIP INTEREST IN A 6.50% NONCUMULATIVE REDEEMABLE

CONVERTIBLE PREPETUAL PREFERRED SHARE, SERIES B, OF FIRST CITIZENS

BANC CORP

$25.00 Per Depositary Share

Purchase Price

First Citizens Banc Corp is conducting an offering of depositary shares. Shares may be purchased directly from First Citizens Banc Corp, without sales commission, during the offering period.

You Are Cordially Invited…

To an informational meeting to learn about the offering of First Citizens Banc Corp depositary shares and the business of The Citizens Banking Company

Tuesday, November 12, 6:00 p.m. Kalahari Resort & Convention Center 7000 Kalahari Drive Sandusky, OH 44870 419-433-7759	Wednesday, November 13, 6:00 p.m. Lake Forest Country Club 100 Lake Forest Drive Hudson, Ohio 44236 330-656-3800	Tuesday, November 19, 7:00 p.m. Country Club at Muirfield Village 8715 Muirfield Drive Dublin, OH 43016 614-764-1714

Wednesday, November 20, 6:00 p.m. Champaign County Community Ctr. 1512 South Highway 68, Room C Urbana, OH 43078 937-484-1540	Thursday, November 21, 5:30 p.m. Marvin Memorial Library 29 West Whitney Avenue Shelby, OH 44875 419-347-5576	Thursday, November 21, 7:30 p.m. Knights of Columbus Hall 110 South Kibler Street New Washington, OH 44854 419-492-2118

To make a reservation or to receive a copy of the Prospectus and Order Form,

call our offering information center, toll-free, at 1-(877) 860-2070,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

The information center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 12:00 NOON, EASTERN TIME, ON DECEMBER 4, 2013.

An investment in the depositary shares is subject to investment risks, including possible loss of the principal invested. This is not an offer to sell or a solicitation of an offer to buy the depositary shares. The offer is made only by the prospectus. The depositary shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

TOMBSTONE NEWSPAPER ADVERTISEMENT

Holding Company for The Citizens Banking Company

UP TO 1,000,000 DEPOSITARY SHARES, EACH

REPRESENTING A 1/40TH OWNERSHIP INTEREST IN A 6.50%

NONCUMULATIVE REDEEMABLE CONVERTIBLE

PERPETUAL PREFERRED SHARE, SERIES B, OF FIRST

CITIZENS BANC CORP

$25.00 Per Depositary Share

Purchase Price

First Citizens Banc Corp is conducting an offering of depositary shares. Shares may be purchased directly from First Citizens Banc Corp, without sales commission, during the offering period.

This offering expires at 12:00 noon, Eastern Time, on December 4, 2013.

To receive a copy of the Prospectus and Order Form,

call our offering information center, toll-free, at 1-(877) 860-2070,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

The information center is closed on weekends and bank holidays.

An investment in the depositary shares is subject to investment risks, including possible loss of the principal invested. This is not an offer to sell or a solicitation of an offer to buy the depositary shares. The offer is made only by the prospectus. The depositary shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

You’re Invited!

You are cordially invited to an informational meeting to learn more about the offering of First Citizens Banc Corp depositary shares and the business of

The Citizens Banking Company.

Senior officers of The Citizens Banking Company will present information and answer your questions.

Tuesday, November 12, 6:00 p.m.	Wednesday, November 13, 6:00 p.m.	Tuesday, November 19, 7:00 p.m.
Kalahari Resort & Convention Center 7000 Kalahari Drive Sandusky, OH 44870 419-433-7759	Lake Forest Country Club 100 Lake Forest Drive Hudson, Ohio 44236 330-656-3800	Country Club at Muirfield Village 8715 Muirfield Drive Dublin, OH 43016 614-764-1714

Wednesday, November 20, 6:00 p.m.	Thursday, November 21, 5:30 p.m.	Thursday, November 21, 7:30 p.m.
Champaign County Community Ctr. 1512 South Highway 68, Room C Urbana, OH 43078 937-484-1540	Marvin Memorial Library 29 West Whitney Avenue Shelby, OH 44875 419-347-5576	Knights of Columbus Hall 110 South Kibler Street New Washington, OH 44854 419-492-2118

FOR RESERVATIONS, PLEASE CALL:

First Citizens Banc Corp

Offering Information Center

toll-free at 1-(877) 860-2070,

From 10:00 a.m. to 4:00 p.m., Eastern Time,

Monday through Friday, except bank holidays.

An investment in the depositary shares is subject to investment risks, including possible loss of the principal invested. This is not an offer to sell or a solicitation of an offer to buy the depositary shares. The offer is made only by the prospectus. The depositary shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.